Deckers Brands Elects a New Independent Director
to its Board of Directors

Goleta, California (September 16, 2021) – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the election of David A. Burwick to the Board of Directors. Mr. Burwick replaces Brian A. Spaly, who did not stand for reelection to the Board at the 2021 Annual Meeting of Stockholders.

“We are glad to welcome Dave to the Deckers Board,” said Mike Devine, Chairman of the Board. “He brings a wealth of experience to our team, including brand building marketing expertise helping establish iconic brands in competitive marketplaces, and driving growth in the consumer products space.”

Mr. Burwick has served on the board of directors of The Boston Beer Company, Inc. (NYSE: SAM) since May 2005 and was appointed as its president and chief executive officer in April 2018. Prior to that, he served as president and chief executive officer of Peet's Coffee & Tea, Inc., since December 2012. From April 2010 to December 2012, Mr. Burwick served as president, North America of WW International, Inc., formerly Weight Watchers International, Inc. Prior to that, he held numerous positions with PepsiCo, Inc., including chief marketing officer, PepsiCo Americas Beverages from August 2008 to August 2009; executive vice president, Marketing, Sales and R&D, PepsiCo International from April 2008 to July 2008; president, Pepsi-QTG Canada from January 2006 to March 2008; chief marketing officer, Pepsi-Cola North America from June 2002 to December 2005; and various marketing roles from 1989 to 2002. Mr. Burwick has extensive experience leading consumer products organizations. During his tenure as a director of The Boston Beer Company, Inc., he served as a member of its compensation committee including as chair from May 2006 to May 2013, and as a member of the nominating/governance committee including as chair since May 2013.

“I am thrilled to be joining the Deckers Board of Directors,” said Mr. Burwick. “Deckers is on an exciting path, with multiple brands strategically positioned to capture market share, and I look forward to working with the Board to support management’s vision for long-term value creation.”

This election coincides with Mr. Spaly not standing for reelection at the Annual Meeting. Mr. Spaly served as a member of the Deckers Board since 2018. “On behalf of our management team and the Board, I would like to thank Brian for his years of service to Deckers Brands,” said Mr. Devine. “We are grateful for his contributions to our organization and wish him the best of luck in all of his future endeavors.”

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the strategic positioning of our brands and our ability to create long-term value for our stockholders. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expected," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.
Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611